EXHIBIT 10.5

TRANSITION AND SEPARATION AGREEMENT

AND GENERAL RELEASE OF CLAIMS

This TRANSITION AND SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS (this “Agreement”) is entered into by and among Petco Animal Supplies Stores, Inc. (the “Company”) and Amy College (“Executive”). Executive and the Company are each referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Executive’s employment with the Company will terminate effective as of August 17, 2024, unless earlier terminated in accordance with the terms hereof (such actual date of termination, the “Separation Date”);

WHEREAS, Executive and the Company are parties to an employment offer letter dated February 16, 2022 (the “Offer Letter”) and Executive is a participant in the Petco Health and Wellness Company, Inc. Executive Severance Plan (the “Severance Plan”);

WHEREAS, the Company wishes to provide Executive with certain separation benefits, which are conditioned upon Executive’s execution, delivery and non-revocation of this Agreement and the Confirming Release (as defined below); and

WHEREAS, the Parties wish to resolve any and all claims that Executive has or may have against the Company and the other Company Parties (as defined below), including any claims that Executive has or may have arising from or relating to Executive’s employment, or the end of Executive’s employment, with any Company Party.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Executive and the Company, the Parties, intending to be legally bound, hereby agree as follows:

1.
Transition; Separation from Employment.
(a)
Between May 28, 2024 (the “Transition Date”) and the Separation Date (the “Transition Period”), Executive shall (i) remain employed by the Company as a full-time employee and receive the same salary and benefits as in effect on the date hereof, (ii) continue to faithfully and efficiently perform certain of Executive’s duties, as may be modified or requested by the Company, (iii) remain available during regular business hours to address communication requests, and (iv) provide any transition services as reasonably requested by the Company’s Chief Executive Officer or Executive Chairman. Effective as of 11:59 p.m. CT on the Transition Date, Executive hereby resigns (A) as an officer of the Company and its affiliates (as applicable) and (B) from the board of managers, board of directors or similar governing body of each of the Company and its affiliates (as applicable) and any other corporation, limited liability company, trade organization, or other entity in which the Company or any of its affiliates holds an equity interest or with respect to which board or similar governing body Executive serves as the designee or other representative of the Company or any of its affiliates. For the avoidance of doubt, as of the Transition Date, Executive shall no longer hold herself out as an officer of the Company or other representative capable of binding the Company in any manner.
(b)
The Company and Executive acknowledge and agree that Executive’s employment with the Company will end as of the Separation Date. As of the Separation Date, Executive will no longer be employed by the Company or any other Company Party. Notwithstanding anything herein to the contrary, Executive’s employment with the Company may end prior to August 17, 2024 as a result of (i) Executive’s resignation, (ii) the Company’s termination of Executive’s employment for Cause (as defined in the

Severance Plan), or (iii) Executive’s death or Disability (as defined in the Severance Plan). In the event of such earlier termination of employment, the Separation Date shall be the actual date of such termination; provided, however, that if such earlier termination occurs as a result of clauses (i) or (ii), Executive shall no longer be eligible to receive the payments and benefits set forth in Section 2.
2.
Separation Payments and Benefits. Provided that Executive: (x) executes this Agreement on or after the Transition Date and returns a copy of this Agreement that has been executed by Executive to the Company so that it is received by Giovanni Insana, Chief Legal Officer and Secretary, 10850 Via Frontera, San Diego, California 92127 (email: Giovanni.Insana@petco.com) by no later than 5:00 pm CT on June 4, 2024 (which is at least seven days following the date this Agreement was provided to Executive); (y) as set forth in Section 9, executes and returns to the Company a copy of the Confirming Release Agreement that is attached as Exhibit B (the “Confirming Release”) on the Separation Date and does not revoke the Confirming Release pursuant to the terms of the Confirming Release; and (z) remains in compliance with the other terms and conditions set forth in this Agreement (including Sections 5 and 6), Executive shall be provided with the following separation payments and benefits:
(a)
The Company shall pay to Executive a lump sum cash payment of $640,605.48, representing 12 months of Executive’s base salary and 12 months of monthly premiums for Executive’s and Executive’s covered dependents’ participation in the Company’s group health plans pursuant to COBRA (as defined in the Severance Plan), payable within 30 days following the expiration of the Release Revocation Period (as defined in the Confirming Release);
(b)
The Company shall pay to Executive a pro rata portion of the actual annual incentive that Executive would have earned for the 2024 fiscal year, based on the number of days Executive is employed during such fiscal year, payable on the date when annual incentives under the applicable incentive plan are otherwise paid during 2025, with any individual performance metrics calculated based on the average calculated payout percentage for all participants in such annual incentive plan, rounded to the nearest whole percentage point; and
(c)
In accordance with the terms of that certain Retention Bonus Agreement, dated May 1, 2024 between the Company and Executive (the “Retention Bonus Agreement”), the Company shall pay to Executive a prorated Retention Bonus (as defined in the Retention Bonus Agreement) of $26,229.51, payable within 30 days following the expiration of the Release Revocation Period.

Executive acknowledges and agrees that the consideration referenced in this Section 2 represents the entirety of the amounts Executive is eligible to receive as severance pay and benefits from the Company or any other Company Party, including under the Offer Letter and the Severance Plan. Executive further acknowledges that as of the Separation Date: (i) all Common Series C Units in Scooby LP (“Scooby”) which remain unvested shall be forfeited upon the Separation Date for no consideration, and Executive shall have no rights with respect thereto; and (ii) Executive will automatically forfeit any and all unvested restricted stock units, performance stock units and stock options and any unvested Retention Bonus (after giving effect to Section 2(c)), in each case, granted under the Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan, as amended, and such awards shall terminate automatically and without any further action by the Company and at no cost to the Company.

3.
Release of Liability for Claims.
(a)
For good and valuable consideration, including the consideration set forth in Section 2 (and any portion thereof), Executive knowingly and voluntarily (for Executive, Executive’s family, and Executive’s heirs, executors, administrators and assigns) hereby releases and forever discharges the Company, Scooby, Petco Health and Wellness Company, Inc. (collectively, the “Petco Affiliated Entities”)

and their respective affiliates, predecessors, successors, subsidiaries and benefit plans, and the foregoing entities’ respective equity-holders, officers, directors, managers, members, partners, Executives, agents, representatives, and other affiliated persons, and the Company’s and its affiliates’ benefit plans (and the fiduciaries and trustees of such plans) (collectively, the “Company Parties”), from liability for, and Executive hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s ownership of any interest in any Company Party, Executive’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Executive executes this Agreement, including: (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination, anti-harassment or anti-retaliation law, regulation or ordinance, including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code and the Americans with Disabilities Act of 1990, as amended; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) the California Pregnancy Disability Leave law, the California Family Rights Act, the Healthy Workplace Healthy Family Act of 2014, the California Labor Code, the Private Attorneys’ General Act (Labor Code§ 2698 et seq.), any Wage Orders issued by the California Industrial Welfare Commission and the California Business and Professionals Code; the Minnesota Equal Pay for Equal Work Law, the Minnesota Termination of Sales Representatives Act, the Minnesota Whistleblower Act, the Minnesota Whistleblower Protection Laws, the Minnesota Parental Leave Act, other claims allowed under Minnesota Statute Chapter 181; (H) any federal, state or local wage and hour law; (I) any other local, state or federal law, regulation or ordinance; or (J) any public policy, contract, tort, or common law claim; (ii) any and all rights, benefits or claims Executive may have under any employment contract, incentive compensation plan or equity-based plan with any Company Party or to any ownership interest in any Company Party (including the Offer Letter, the Severance Plan and the Award Agreements); (iii) any claim for compensation or benefits of any kind not expressly set forth in this Agreement; and (iv) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to any of the foregoing (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for any consideration received by Executive pursuant to Section 2, any and all potential claims of this nature that Executive may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
(b)
Section 1542 of the Civil Code of the State of California (“Section 1542”) provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive waives all rights under Section 1542 or any other law or statute of similar effect in any jurisdiction with respect to the Released Claims. Executive acknowledges that Executive understands the significance and specifically assumes the risk regarding the consequences of such release and such specific waiver of Section 1542.

(c)
For the avoidance of doubt, nothing in this Agreement releases Executive’s rights to receive payments or benefits pursuant to Section 2. Further, in no event shall the Released Claims include: (i) any claim that arises after the date that Executive signs this Agreement; (ii) any claim to unemployment benefits, worker’s compensation or vested benefits under an employee benefit plan that is subject to ERISA; (iii) any claim for breach of, or otherwise arising out of, this Agreement; or (iv) any claim that relates to any rights of indemnification afforded Executive by statute or common law, including any insurance coverage maintained by or on behalf of the Company. Further notwithstanding this release of liability, nothing in this Agreement prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions. Further, nothing in this Agreement prohibits or restricts Executive from (A) filing a charge or complaint with, or cooperating in any investigation with, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other governmental agency, entity or authority (each, a “Government Agency”), (B) reporting violations of U.S. federal or state laws or regulations to a Government Agency, (C) making disclosures that are protected under U.S. federal and state whistleblower laws and regulations or (D) accepting any monetary reward in connection therewith. Nothing herein shall prevent Executive from discussing or disclosing information regarding unlawful acts in the workplace, such as harassment, discrimination or any other conduct that Executive has reason to believe is unlawful.
4.
Representations and Warranties Regarding Claims. Executive represents and warrants that, as of the time at which Executive signs this Agreement, Executive has not filed or joined any claims, complaints, charges, or lawsuits against any of the Company Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Executive signs this Agreement (excluding, for the avoidance of doubt, any whistleblower complaints protected under applicable law), and Executive is not aware of any violation of any law, rule or regulation or any other misconduct by the Company or any of its officers or employees. Executive further represents and warrants that Executive has not made any assignment, sale, delivery, transfer or conveyance of any rights Executive has asserted or may have against any of the Company Parties with respect to any Released Claim.
5.
Covenants.
(a)
Executive acknowledges and agrees that Executive has continuing obligations to the Company and its affiliates pursuant to that certain Confidentiality and Inventions Agreement, including obligations relating to confidentiality and intellectual property (collectively, the “Covenants”). In entering into this Agreement, Executive acknowledges the continued effectiveness and enforceability of the Covenants, and Executive expressly reaffirms Executive’s commitment to abide by, and agrees that he will abide by, the terms of the Covenants.
(b)
Executive shall refrain from publishing any oral or written statements about the Company and any Company Party that (i) are slanderous, libelous, disparaging or defamatory, (ii) disclose confidential information of or regarding any Company Party’s business affairs, directors, officers, managers, members, employees, consultants, agents or representatives, or (iii) place the Company, any Company Party or any of their respective directors, officers, managers, members, employees, consultants, agents or representatives in a false light before the public. The Company agrees to direct its current executive officers to refrain from publishing any oral or written statements about Executive that are slanderous, libelous, disparaging or defamatory or that place Executive in a false light before the public.
6.
Covenant to Cooperate in Legal Proceedings. Executive agrees to fully cooperate with the Petco Affiliated Entities and provide truthful information in any internal investigation, any administrative,

regulatory, or judicial proceeding or any dispute with a third party. Executive understands and agrees that Executive’s cooperation may include: making Executive available to the Petco Affiliated Entities upon reasonable notice for interviews and factual investigations; appearing at the Petco Affiliated Entities’ request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Petco Affiliated Entities pertinent information received by Executive in Executive’s capacity as an employee; and turning over to the Petco Affiliated Entities all relevant documents which are or may come into Executive’s possession in Executive’s capacity an employee or otherwise, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments.
7.
Executive’s Acknowledgements. By executing and delivering this Agreement, Executive expressly acknowledges that:
(a)
Executive has been given sufficient time to review and consider this Agreement. If Executive signs this Agreement before the date set forth in Section 2, Executive has knowingly and voluntarily waived any longer consideration period than the one provided to Executive and such earlier signature was not induced by the Company through fraud, misrepresentation or a threat to withdraw or alter this Agreement prior to such date;
(b)
Executive is receiving, pursuant to this Agreement, consideration in addition to anything of value to which Executive is already entitled;
(c)
Executive has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Executive’s choice and that Executive has had an adequate opportunity to do so prior to executing this Agreement;
(d)
Executive fully understands the final and binding effect of this Agreement; the only promises made to Executive to sign this Agreement are those stated herein; Executive is signing this Agreement knowingly, voluntarily and of Executive’s own free will with the full intent of releasing the Company Parties of all claims; Executive acknowledges and agrees that Executive has carefully read this Agreement; and that Executive understands and agrees to each of the terms of this Agreement;
(e)
The only matters relied upon by Executive in causing Executive to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement; and
(f)
No Company Party has provided any tax or legal advice regarding this Agreement, and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Agreement with full understanding of the tax and legal implications thereof.
8.
Reaffirmation of Release. On the Separation Date, Executive shall execute the Confirming Release and return Executive’s executed Confirming Release to the Company so that it is received by Giovanni Insana, Chief Legal Officer and Secretary, 10850 Via Frontera, San Diego, California 92127 (email: Giovanni.Insana@petco.com) on the Separation Date.
9.
Governing Law. This Agreement and, if executed, the Confirming Release and their performance will be construed and interpreted in accordance with the laws of the State of Minnesota without regard to principles of conflicts of law that would apply the substantive law of any other jurisdiction.
10.
Counterparts. This Agreement may be executed in several counterparts, including by .PDF or .GIF attachment to email or by facsimile, each of which is deemed to be an original, and all of which taken together constitute one and the same agreement.

11.
Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by the Party to be charged. This Agreement, the Award Agreements, the Covenants and, if executed, the Confirming Release constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between Executive and any Company Party with regard to the subject matter hereof.
12.
Third-Party Beneficiaries. Executive expressly acknowledges and agrees that each Petco Affiliated Entity that is not a party to this Agreement shall be a third-party beneficiary of Sections 3, 5, and 6 and, if executed, the Confirming Release, and entitled to enforce such provisions as if it were a party hereto or thereto.
13.
Further Assurances. Executive shall, and shall cause Executive’s affiliates, representatives and agents to, from time to time at the request of the Company and without any additional consideration, furnish the Company with such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable, as determined in the sole discretion of the Company, to carry out the provisions of this Agreement.
14.
Severability. Any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) hereof invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.
15.
Interpretation. The Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes. The words “hereof,” “herein” and “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by each of the Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.
16.
No Assignment. No right to receive payments and benefits under this Agreement shall be subject to set off, offset, anticipation, commutation, alienation, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law.
17.
Withholdings; Deductions. The Company may withhold and deduct from any payments or benefits made or to be made pursuant to this Agreement (a) all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling and (b) any deductions consented to in writing by Executive.

18.
Section 409A. This Agreement and the benefits provided hereunder are intended be exempt from, or compliant with, the requirements of Section 409A of the Internal Revenue Code of 1986 and the Treasury regulations and other guidance issued thereunder (collectively, “Section 409A”) and shall be construed and administered in accordance with such intent. Each installment payment under this Agreement shall be deemed and treated as a separate payment for purposes of Section 409A. Notwithstanding the foregoing, the Company makes no representations that the benefits provided under this Agreement are exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth beneath their names below, effective for all purposes as provided above.

EXECUTIVE

/s/ Amy College

Amy College

Date: June 4, 2024

PETCO ANIMAL SUPPLIES STORES, INC.

By: /s/ Holly May

Name: Holly May

Title: Chief Human Resources Officer

Date: June 4, 2024

Signature Page to

Transition and Separation Agreement

and General Release of Claims

EXHIBIT A

CONFIRMING RELEASE

This Confirming Release (the “Confirming Release”) is that certain Confirming Release referenced in the Transition and Separation Agreement and General Release of Claims (the “Separation Agreement”), entered into by and among Petco Animal Supplies Stores, Inc. (the “Company”) and Amy College (“Executive”). Unless sooner revoked by Executive pursuant to the terms of Section 5 below, Executive’s acceptance of this Confirming Release becomes irrevocable and this Confirming Release becomes effective on the 16th day after Executive signs it. Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement. In signing below, Executive agrees as follows:

19.
Receipt of Leaves and Other Compensation. Other than payments and benefits provided pursuant to Section 2 of the Separation Agreement, Executive acknowledges and agrees that Executive has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation and other sums that Executive has been owed by each Company Party. Executive further acknowledges and agrees that Executive has received all leaves (paid and unpaid) that Executive has been entitled to receive from each Company Party.
20.
Release of Liability for Claims.
(a)
For good and valuable consideration, including the consideration set forth in Section 2 of the Separation Agreement (and any portion thereof), Executive knowingly and voluntarily (for Executive, Executive’s family, and Executive’s heirs, executors, administrators and assigns) hereby releases and forever discharges the Company Parties from liability for, and Executive hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s ownership of any interest in any Company Party, Executive’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Executive executes this Confirming Release, including: (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination, anti-harassment or anti-retaliation law, regulation or ordinance, including the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code and the Americans with Disabilities Act of 1990, as amended; (B) ERISA; (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) California’s Fair Employment and Housing Act, the California Pregnancy Disability Leave law, the California Family Rights Act, the Healthy Workplace Healthy Family Act of 2014, the California Labor Code, the Private Attorneys’ General Act (Labor Code§ 2698 et seq.), any Wage Orders issued by the California Industrial Welfare Commission and the California Business and Professionals Code; the Minnesota Equal Pay for Equal Work Law, the Minnesota Termination of Sales Representatives Act, the Minnesota Whistleblower Act, the Minnesota Whistleblower Protection Laws, the Minnesota Parental Leave Act, other claims allowed under Minnesota Statute Chapter 181; the Minnesota Human Rights Act; (H) any federal, state or local wage and hour law; (I) any other local, state or federal law, regulation or ordinance; or (J) any public policy, contract, tort, or common law claim; (ii) any and all rights, benefits or claims Executive may have under any employment contract, incentive compensation plan or equity-based plan with any Company Party or to any ownership interest in any Company Party (including the Employment Agreement, the Award Agreements and the C Unit Agreements); (iii) any claim for compensation or benefits of any kind not expressly set forth in this Confirming Release; and (iv) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to any of the foregoing (collectively, the “Further Released Claims”). This Confirming Release is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for any consideration received by

Exhibit A

Executive pursuant to Section 2, any and all potential claims of this nature that Executive may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
(b)
Section 1542 of the Civil Code of the State of California (“Section 1542”) provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive waives all rights under Section 1542 or any other law or statute of similar effect in any jurisdiction with respect to the Further Released Claims. Executive acknowledges that Executive understands the significance and specifically assumes the risk regarding the consequences of such release and such specific waiver of Section 1542.

(c)
For the avoidance of doubt, nothing in this Confirming Release releases Executive’s rights to receive payments or benefits pursuant to Section 2 of the Separation Agreement. Further, in no event shall the Further Released Claims include: (i) any claim that arises after the date that Executive signs this Confirming Release; (ii) any claim to unemployment benefits, worker’s compensation or vested benefits under an employee benefit plan that is subject to ERISA; (iii) any claim for breach of, or otherwise arising out of, this Confirming Release; or (iv) any claim that relates to any rights of indemnification afforded Executive by statute or common law, including any insurance coverage maintained by or on behalf of the Company. Further notwithstanding this release of liability, nothing in this Confirming Release prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Confirming Release) with the EEOC or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions. Further, nothing in this Confirming prohibits or restricts Executive from (A) filing a charge or complaint with, or cooperating in any investigation with, any Government Agency, (B) reporting violations of U.S. federal or state laws or regulations to a Government Agency, (C) making disclosures that are protected under U.S. federal and state whistleblower laws and regulations or (D) accepting any monetary reward in connection therewith. Nothing herein shall prevent Executive from discussing or disclosing information regarding unlawful acts in the workplace, such as harassment, discrimination or any other conduct that Executive has reason to believe is unlawful.
21.
Representations and Warranties Regarding Claims. Executive represents and warrants that, as of the time at which Executive signs this Confirming Release, Executive has not filed or joined any claims, complaints, charges, or lawsuits against any of the Company Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Executive signs this Confirming Release (excluding, for the avoidance of doubt, any whistleblower complaints protected under applicable law), and Executive is not aware of any violation of any law, rule or regulation or any other misconduct by the Company or any of its officers or employees. Executive further represents and warrants that Executive has not made any assignment, sale, delivery, transfer or conveyance of any rights Executive has asserted or may have against any of the Company Parties with respect to any Further Released Claim.

22.
Executive’s Acknowledgements. By executing and delivering this Confirming Release, Executive expressly acknowledges that:
(a)
Executive has been given at least 21 days to review and consider this Confirming Release. If Executive signs this Confirming before the expiration of 21 days after Executive’s receipt of this Confirming Release, Executive has knowingly and voluntarily waived any longer consideration period than the one provided to Executive and such earlier signature was not induced by the Company through fraud, misrepresentation or a threat to withdraw or alter this Confirming Release prior to the expiration of such 21-day period. No changes (whether material or immaterial) to this Confirming Release shall restart the running of this 21-day period.
(b)
Executive is receiving, pursuant to this Confirming Release and the Separation Agreement, consideration in addition to anything of value to which Executive is already entitled;
(c)
Executive has been advised, and hereby is advised in writing, to discuss this Confirming Release with an attorney of Executive’s choice and that Executive has had an adequate opportunity to do so prior to executing this Confirming Release;
(d)
Executive fully understands the final and binding effect of this Confirming Release; the only promises made to Executive to sign this Confirming Release are those stated herein and in the Separation Agreement; Executive is signing this Confirming Release knowingly, voluntarily and of Executive’s own free will with the full intent of releasing the Company Parties of all claims; Executive acknowledges and agrees that Executive has carefully read the Separation Agreement and this Confirming Release; and that Executive understands and agrees to each of the terms of the Separation Agreement and this Confirming Release;
(e)
The only matters relied upon by Executive in causing Executive to sign this Confirming Release are the provisions set forth in writing within the four corners of the Separation Agreement and this Confirming Release; and
(f)
No Company Party has provided any tax or legal advice regarding this Confirming Release, and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Confirming Release with full understanding of the tax and legal implications thereof.
23.
Revocation Right. Notwithstanding the initial effectiveness of this Confirming Release, Executive may revoke the delivery (and therefore the effectiveness) of this Confirming Release within the 15-day period beginning on the date Executive executes this Confirming Release (such 15-day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be delivered personally or by courier to the Company so that it is received by Giovanni Insana, Chief Legal Officer and Secretary, 10850 Via Frontera, San Diego, California 92127 (email: Giovanni.Insana@petco.com) no later than 11:59 pm CT on the last day of the Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, this Confirming Release will be no force or effect and Executive will not receive the payments or benefits set forth in Section 2 of the Agreement.
24.
Return of Property. Executive represents and warrants that, except as otherwise expressly permitted by the Company, Executive has returned, or shall promptly upon request return, to the Company all property belonging to the Company or any other Company Party, including all computer files, electronically stored information, computers and other materials and items provided to Executive by the Company or any other Company Party in the course of Executive’s employment and Executive further represents and warrants that Executive has not maintained a copy of any such materials or items in any form.

EXECUTIVE HAS CAREFULLY READ THIS CONFIRMING RELEASE, FULLY UNDERSTANDS HIS AGREEMENT, AND SIGNS IT AS HIS OWN FREE ACT.

EXECUTIVE

Amy College

Date: